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                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              Form 8-K

         Current Report Pursuant to Section 13 or 15(d) of
                     the Securities Act of 1934


Date of Report (date of earliest event reported): November 22, 1999

                       VERIDA INTERNET CORP.
       (Exact name of registrant as specified in its charter)


Nevada                   0-25757             98-0164651
(State or other          (Commission         (I.R.S. Employer
jurisdiction             File Number)        Identification No.)
of incorporation)

                  50 California Street, Suite 1500
                  San Francisco, California 94111
                  (Address of Principal Executive
                    Offices, including Zip Code)

                           (415) 464-8600
                  (Registrant's Telephone Number,
                        including Area Code)


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Item 5.  Other Events.

     On November 22, 1999, Verida Internet Corp. (the"Company") entered into an interim Shareholder's Agreement (the "Agreement") with Terry Booth ("TB"), Greg Lore ("GL") and AG-Direct.Com Inc. ("AgriPlace"). AgriPlace is the corporate vehicle through which the Company intends to launch its online market to serve the trading needs of the agricultural industry. Pursuant to the terms of the Agreement, the Company has the right to earn up to a 66.67% equity interest of AgriPlace in exchange for paying scheduled, milestone payments totaling US$800,000. TB and GL will each retain a 16.67% interest in AgriPlace. The purpose of the payments is to provide sufficient capital funding to AgriPlace to allow the further development, marketing and final launching of AgriPlace. The timing and amounts of the milestone payments to be paid by the Company are as follows: US$35,000 on execution of the Agreement, US$25,000 on November 29, 1999, US$25,000 on December 10, 1999 and US$50,000 on
the 10th day of each month commencing January 10, 2000. The Company may unilaterally elect upon 90 days notice to discontinue funding and will retain its pro rata share, however the Company will lose the right to further fund its commitment in AgriPlace. Under the terms of the Agreement, the Company and AgriPlace shall enter into an agreement pursuant to which the Company shall supply its expertise and services at commercially standard and reasonable rates to a maximum of US$400,000 over a period of 18 months after the signing of the Agreement. The Company also has the option to acquire up to a further 8.125% interest in the shares of AgriPlace from each of TB and GL by the payments of US$50,000. The option may only be exercised where TB and GL have failed to achieve certain development milestones within the first anniversary of signing the Agreement.

     The Board of Directors of AgriPlace will be made up of Michael Hinshaw ("MH")(President of the Company), Bernhard Zinkhofer (a Director of the Company), TB and GL. The officers of AgriPlace are:
GL who will fulfill the role of President &CEO, TB who will act as Corporate Secretary and Chief Financial Officer and MH as Chairman of the Board. The terms of the Agreement also provide that TB and GL shall also enter into employment agreements with AgriPlace for an initial term of 24 months under which GL will receive CDN$9,000 per month while TB will receive CDN$6,000 per month. With the aid of the Company's services, TB and GL will work in conjunction with the Company towards the final development of AgriPlace online markets.


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Item 7(c). Exhibits.

                          List of Exhibits

Exhibit No.    Exhibit Description Page No

10.1 Shareholders Agreement by and among Verida Internet Corp., AG-Direct. Com Inc., Terry Booth and Greg Lore.


                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              VERIDA INTERNET CORP

Date: December 6, 1999        BY:  /s/ Michael C. Hinshaw
                                   Michael C. Hinshaw
                                   President and Chief Executive
                                   Officer